UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 30, 2018
Date of Report (Date of earliest event reported)

HCP, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1920 Main Street, Suite 1200
Irvine, CA 92614
(Address of principal executive offices) (Zip Code)

(949) 407-0700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    Departure of Directors or Certain Officers
As previously disclosed, effective April 26, 2018, Michael D. McKee retired from the Board of Directors (the “Board”) of HCP, Inc., a Maryland corporation (the “Company”), and effective April 30, 2018, James P. Hoffmann resigned as a member of the Board.
(d)    Election of Directors
On May 1, 2018, the Board appointed R. Kent Griffin, Jr. and Lydia H. Kennard to serve as directors of the Board until the Company’s next annual meeting of stockholders and until his or her successor is duly elected and qualified. The Board determined that both Mr. Griffin and Ms. Kennard qualify as independent directors under the New York Stock Exchange listing standards and the applicable requirements of the Securities and Exchange Commission (the “SEC”). Mr. Griffin was appointed to the Audit and Investment and Finance Committees of the Board. Ms. Kennard was appointed to the Audit and Compensation and Human Capital Committees of the Board.
In connection with their appointments to the Board, Mr. Griffin and Ms. Kennard will each receive a grant of restricted stock units with a grant date fair market value of approximately $150,000 on May 3, 2018 (the “Grant Date”). The restricted stock units are subject to the terms of our 2014 Performance Incentive Plan and will vest in full on the earlier of the anniversary of the Grant Date or the Company’s next annual meeting of stockholders. Additionally, Mr. Griffin and Ms. Kennard are expected to enter into the Company’s standard form of Director’s Indemnification Agreement (incorporated herein by reference to Exhibit 10.21 to the Company’s Form 10-K filed with the SEC on February 12, 2008) and will participate in the compensation and benefits program for non-employee directors as described in the Company’s Definitive Proxy Statement filed with the SEC on March 16, 2018.
Other than the director compensation arrangements described above, there is no arrangement or understanding between Mr. Griffin and Ms. Kennard and any other persons pursuant to which he or she was selected as a director of the Company. Furthermore, the Company has not been since the beginning of the last fiscal year, and is not currently proposed to be, a participant in any related party transaction with either Mr. Griffin or Ms. Kennard within the meaning of Item 404(a) of Regulation S-K.
Additionally, Brian G. Cartwright has been appointed to serve as Chairman of the Board until the Company’s next annual meeting of stockholders and until his successor is duly elected and qualified.

Item 7.01.	Regulation FD Disclosure.
On May 1, 2018, the Company issued a press release announcing the appointment of Mr. Griffin and Ms. Kennard to the Company’s Board, Mr. Cartwright as Chairman of the Board, and the adoption of a mandatory retirement age for directors. The text of the press release is furnished herewith as Exhibit 99.1 and is specifically incorporated by reference herein.
The information set forth in this Item 7.01 of this Current Report on Form 8-K, including the text of the press release attached as Exhibit 99.1 hereto, is being furnished to the SEC and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference therein.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibit. The following exhibit is being filed herewith:

No.	Description
99.1	Press Release dated May 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 2, 2018
HCP, Inc.
(Registrant)

By:     /s/ Troy E. McHenry
Troy E. McHenry
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

No.	Description
99.1	Press Release dated May 2, 2018.